Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To nutrisystem.com inc.:

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                                     ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
March 14, 2000